Exhibit 99.(A)(10)

Option Exchange Information Session

December 2004

Strictly Confidential – For Internal Use Only

Overview

Opportunity to exchange current stock options for new options to be granted on July 1 at fair market value

What is a stock option?

Opportunity to get value out of stock options

825,000 options with strike price > $10; 275,000 of these options with strike price > $15

Exchange ratio

2:1 for options with strike price at or below $15 3:1 for options with strike price > $15

Grant new options in 6 months (July 1, 2005)

New strike price at fair market value on new grant date Vesting starts over at new grant date – 3 years, in 1/3 increments beginning with 1st anniversary of new grant date 5 year expiration period

Participation is completely voluntary Leadership (Director/above) not eligible

Strictly Confidential – For Internal Use Only

Details

You can elect to exchange any outstanding option grants

Outstanding = unexercised options, whether vested or unvested Unexercised = you have not exercised or taken action on those options Vested/unvested = eligible/ineligible to purchase option grants Can be selective in the grants that you choose to exchange However, if you exchange a grant, you must exchange the entire grant (can’t break it up and exchange only some of it) If you participate, you may be required to exchange options granted within last 6 months (discussed later in presentation)

Individual option summary has been distributed to help you identify your outstanding options

Personal choice, based on your own assessment of future stock price relative to your current strike prices We cannot provide advice as to whether you participate

Strictly Confidential – For Internal Use Only

Key Dates

6-month look back date Jun 2, 2004

Election Period begins Dec 2, 2004

Election Period ends Dec 30, 2004

Cancellation Date Dec 31, 2004

New Grant Date July 1, 2005

6-month “Look Back” (6 months prior to first day of Election Period)

Election Period (4-weeks)

6-month “black out” (minimum 6 months + 1 day after Cancellation Date)

Strictly Confidential – For Internal Use Only

“Look Back” Period

6 month Look Back Period: June 2, 2004 – Dec 2, 2004 You must exchange options received during the 6 month look back period that have a strike price equal to or less than the strick price of any other options you are exchanging.

Grant Chosen to Exchange

What other grants are impacted by Look back Period?

Issue Date

Price

Issue Date

Price

Required to Exchange?

Apr 15, 02 $26 Jun 15, 04 $10 Jun 15, 01 $12.50 Jul 15, 04 $15.50 Apr 15, 02 $26 May 15, 03 $10

YES

NO

NO – date not in Look Back period

Strictly Confidential – For Internal Use Only

2:1 Exchange Ratio – Short Term Horizon

Strike price <=$15, exchange 2 options for 1 option to be granted on July 1.

Example

You exchange 1,000 options with strike price of $12 Fair market value on new grant date is $8

At 2:1 exchange rate, you would get 500 new options at a price of $8 New 3 year vesting schedule; new 5 year term

FMV

Net value of new options 500 @ $8

Net value of old options 1,000 @ $12

$12 $2,000 $0

$16 $4,000 $4,000

$20 $6,000 $8,000

$25 $8,500 $13,000

>> higher risk, higher potential return with more stock options * New options not fully vested in years 1 & 2

Strictly Confidential – For Internal Use Only

2:1 Exchange Ratio – Long Term Horizon

Strike price <=$15, exchange 2 options for 1 option to be granted on July 1.

Example

You exchange 1,000 options with strike price of $12 Fair market value on new grant date is $8

At 2:1 exchange rate, you would get 500 new options at a price of $8 New 3 year vesting schedule; new 5 year term

FMV

Net value of new options 500 @ $8

Net value of old options 1,000 @ $12

$30 $11,000 $18,000

$40 $16,000 $28,000

$50 $21,000 $38,000

$60 $26,000 $48,000

$70 $31,000 $58,000

>> higher risk, higher potential return with more stock options * New options not fully vested in years 1 & 2

Strictly Confidential – For Internal Use Only

3:1 Exchange Ratio – Short Term Horizon

Strike price >$15, exchange 3 options for 1 option to be granted on July 1.

Example

You exchange 1,000 options with strike price of $16 Fair market value on new grant date is $8

At 3:1 exchange rate, you would get 333 new options at a price of $8 New 3 year vesting schedule; new 5 year term

FMV

Net value of new options 333 @ $8

Net value of old options 1,000 @ $16

$12$ 1,332 $0

$16$ 2,664 $0

$20$ 3,996 $4,000

$25$ 5,661 $9,000

>> higher risk, higher potential return with more stock options * New options not fully vested in years 1 & 2

Strictly Confidential – For Internal Use Only

3:1 Exchange Ratio – Long Term Horizon

Strike price >$15, exchange 3 options for 1 option to be granted on July 1.

Example

You exchange 1,000 options with strike price of $16 Fair market value on new grant date is $8

At 3:1 exchange rate, you would get 333 new options at a price of $8 New 3 year vesting schedule; new 5 year term

FMV

Net value of new options 333 @ $8

Net value of old options 1,000 @ $16

$30$ 7,326 $14,000

$40$ 10,656 $24,000

$50$ 13,986 $34,000

$60$ 17,316 $44,000

$70$ 20,646 $54,000

>> higher risk, higher potential return with more stock options * New options not fully vested in years 1 & 2

Strictly Confidential – For Internal Use Only

Tax Implications of Stock Options

Similar to other income you earn, any gain you realize on your stock options will be taxed at the time you sell the stock.

Remote international employees — tax laws vary from country to country, so please consult with a tax accountant for expert advice.

Strictly Confidential – For Internal Use Only

Next Steps

Information packets

Details about the program Individual option summary Letter of Transmittal to capture your elections in order to participate

Deadline for submitting Letter of Transmittal is December 30, 2004 at 11:59 pm EST via hand delivery or fax (770-754-7773)

NO EXCEPTIONS CAN BE MADE!

Options tendered for exchange will be canceled on December 31, 2004

New grant date will be July 1, 2005. You must be employed on that date to receive the new options.

Information posted at http://portal.radiant.com/sites/OEP Direct questions to Corporate Benefits

Strictly Confidential – For Internal Use Only

Take the time to assess your individual circumstances and consider participating in the Option Exchange.

Deadline for participating is December 30, 2004 11:59 pm EST

Questions?

Strictly Confidential – For Internal Use Only